UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 28, 2009 (December 24, 2009)

Date of report (Date of earliest event reported):

HUGHES Telematics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33860	26-0443717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

41 Perimeter Center East, Suite 400 Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 391-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2009, HUGHES Telematics, Inc. (the “Company”) completed a private placement of 2,516,667 shares of its common stock, par value $0.0001 per share, to a group of institutional accredited investors who are not affiliated with the Company (the “Purchasers”) at a per share price of $3.00, pursuant to the terms of a Stock Purchase Agreement, dated December 24, 2009, by and among the Company and each of the Purchasers (the “Stock Purchase Agreement”). The aggregate purchase price for the common stock sold in the private placement was approximately $7.6 million, consisting of approximately $7.4 million in cash and the exchange of 1,662,200 of the Company’s publicly-traded warrants which were cancelled following the closing of the private placement. The Company intends to use the net proceeds from the private placement for general corporate purposes.

The sale of the common stock in the private placement was not registered under the Securities Act, and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

In connection with the private placement, the Company entered into a registration rights agreement, dated December 24, 2009, (the “Registration Rights Agreement”) with the Purchasers requiring that, among other things, the Company register the resale of the shares of common stock sold in the private placement. If the Company does not meet certain deadlines with respect to making a registration statement covering such resale effective, then cash penalties of 1% of the purchase price per month for up to twelve months may apply.

Pursuant to an engagement letter executed in March 2009 for consulting and financial advisory services, in connection with the private placement, the Company expects to pay Trivergance, LLC (“Trivergance”), an affiliate of a member of the Company’s board of directors, approximately $0.1 million of cash and issue Trivergance a warrant to purchase 25,500 shares of common stock at an exercise price of $0.21 per share.

The foregoing is a summary of the terms of the Stock Purchase Agreement and the Registration Rights Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 99.1 and 99.2, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this current report is also responsive to this Item 3.02 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

99.1	Stock Purchase Agreement, dated December 24, 2009, by and among HUGHES Telematics, Inc. and the Purchasers set forth therein.

99.2	Registration Rights Agreement, dated December 24, 2009, by and among HUGHES Telematics, Inc. and the Investors set forth therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGHES TELEMATICS, INC.

Dated: December 28, 2009

	By:	/S/ CRAIG KAUFMANN
	Name:	Craig Kaufmann
	Title:	Vice President Finance and Treasurer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Stock Purchase Agreement, dated December 24, 2009, by and among HUGHES Telematics, Inc. and the Purchasers set forth therein.

99.2	Registration Rights Agreement, dated December 24, 2009, by and among HUGHES Telematics, Inc. and the Investors set forth therein.